Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) entered into this 18th day of July 2018, by and among Educaciόn Significatίva, LLC, a Delaware limited liability company (the “Seller”) and Aspen Group, Inc., a Delaware corporation (the “Company”).  The Company and the Seller may be referred to herein collectively as the “Parties”.

WHEREAS, the Seller owns 1,203,209 shares of the issued and outstanding common stock of the Company;

WHEREAS, Oksana Malysheva, a director of the Company, is the sole member and manager of the Seller; and

WHEREAS, the Company desires to repurchase 1,000,000 shares of the issued and outstanding common stock of the Company owned by the Seller (the “Shares”) and the Seller desires to sell the Shares upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.

Sale and Purchase of Shares.  The Seller agrees to sell and the Company agrees to purchase the Shares for the consideration contained in this Agreement and subject to the terms and conditions of this Agreement.

2.

Purchase Price / Closing.

2.1

The price per Share shall be $7.40 (the “Purchase Price”).  Upon the execution and delivery of this Agreement, the Purchase Price shall be delivered by the Company to its attorneys, Nason Yeager Gerson White & Lioce, P.A., as Escrow Agent, and the certificates for the Shares, stock powers endorsed in blank with medallion guarantees, and irrevocable written instructions to issue and deliver the Shares to the Company (the “Escrow Property”) shall be delivered by the Seller to the Escrow Agent.

2.2

As disclosed in Section 4.6, the Company is reselling the Shares to a third party.  Simultaneous with the sale to the third party, the Company shall direct the Escrow Agent to wire transfer the Purchase Price to the Seller in accordance with the directions of the Seller and the Company shall acquire legal title to the Shares.  If the Company has not closed the transaction referred to in Section 4.6 by 5:00 p.m. New York time on July [__], 2018, it shall direct the Escrow Agent to return the Escrow Property to the Seller.

3.

Representations and Warranties of the Seller.  As an inducement to the Company to enter into this Agreement and consummate the transaction contemplated hereby, the Seller hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof and will be materially true and correct as of the date of this Agreement:

3.1

The Seller is the record and beneficial owner of all of the Shares and the Seller owns the Shares, free of any claim, lien, security interest or encumbrance of any nature or kind and, as such, has the exclusive right and full power to sell, transfer and assign the Shares free of any such claim, lien, security interest or encumbrance;

3.2

The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Seller;

3.3

The execution and delivery of this Agreement by the Seller and the observance and performance of the terms and provisions contained herein do not constitute a violation or breach of any applicable law, or any provision of any other contract or instrument to which the Seller is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to the Seller;

3.4

The Seller has received all of the information that the Seller considers necessary or appropriate for deciding whether to sell the Shares hereunder and perform the other transactions contemplated hereby.

3.5

No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating the Seller as the bankrupt or the insolvent, are pending or, to the knowledge of the Seller, threatened and the Seller has not made an assignment for the benefit of creditors, nor has Seller taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings;

3.6

There are no actions, suits, or proceedings pending or, to the best of the Seller’s knowledge, threatened, which could in any manner restrain or prevent the Seller from effectually and legally selling the Shares pursuant to the terms and provisions of this Agreement;

3.7

The Seller has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement;

3.8

The Seller has evaluated the merits and risks related to the sale of the Shares based exclusively on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary. The Seller has made its own decision concerning the sale of the Shares without reliance on any representation or warranty of, or advice from, the Company other than the representations made in this Agreement;

3.9

The Seller acknowledges and understands that the Company and some of its other affiliates may possess material nonpublic information regarding the Company not known to the Seller that may impact the value of the Shares (the “Information”), and that the Company is not disclosing the Information to the Seller or its affiliates, principals, stockholders, partners, employees and agents. The Seller understands, based on its experience, the disadvantage to which the Seller is subject due to the disparity of information between the Seller and the Company. Notwithstanding such disparity, the Seller has deemed it appropriate to enter into this Agreement and to consummate the transaction contemplated thereby;

3.10

The Seller agrees that none of the Company, its other affiliates, stockholders, employees and agents shall have any liability to the Seller, its affiliates, manager, members, employees, and agents, whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the transaction contemplated by this Agreement, and the Seller hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose the Information.

4.

Representations and Warranties of the Company.  As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof and will be materially true and correct as of the date of this Agreement:

4.1

The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Company;

4.2

The execution and delivery of this Agreement by the Company and the observance and performance of the terms and provisions of this Agreement on the part of the Company to be observed and performed will not constitute a violation of applicable law or any provision of any contract or other instrument to which the Company is a party or by which it is bound, or any order, writ, injunction, decree statute, rule or regulation applicable to it;

4.3

No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating the Company as the bankrupt or the insolvent, are pending or, to the knowledge of the Company, threatened and the Company has not made an assignment for the benefit of creditors, nor has the Company taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings;

4.4

There are no actions, suits, or proceedings pending or, to the best of the Company’s knowledge, threatened, which could in any manner restrain or prevent the Company from effectually and legally purchasing the Shares pursuant to the terms and provisions of this Agreement;

4.5

The Company has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement;

4.6

The Company is acquiring the Shares as treasury stock and simultaneously selling the Shares at $7.40 per share to William Blair & Company, L.L.C. or an affiliate thereof.  The Company is selling the Shares under the existing Form S-3 Registration Statement (File No.: 333-224230).

5.

Survival of Representations and Warranties and Agreements.  All representations and warranties of the parties contained in this Agreement shall survive the date of this Agreement and shall not be affected by any investigation made prior to the date of this Agreement.

6.

Indemnification.

6.1

Indemnification Provisions for Benefit of the Company.  In the event the Seller breaches any of its representations, warranties, and/or covenants contained herein and provided that the Company makes a written claim for indemnification against the Seller, then the Seller agrees to indemnify the Company from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys’ fees and expenses.

6.2

Indemnification Provisions for Benefit of the Seller.  In the event the Company breaches any of its representations, warranties, and/or covenants contained herein and provided that the Seller make a written claim for indemnification against the Company, then the Company agree to indemnify the Seller from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys’ fees and expenses.

7.

Additional Covenants. The Parties covenant and agree as follows:

7.1

General.  If any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 6).

7.2

Seller.  The Seller hereby covenants that the Seller will, at the request of the Company, execute, acknowledge and deliver to the Company without further consideration, all such further assignments, conveyances, consents and other documents, and take such other action, as the Company may reasonably request (a) to transfer to, vest and protect in the Company and its right, title and interest in the Shares, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

8.

Expenses.  Except as otherwise provided in this Agreement, all parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein.

9.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

10.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

11.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

12.

Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows:

To the Seller:

_________________

_________________

_________________

Attention: ___________

E-mail: _____________

To the Company:

276 Fifth Avenue, Suite 306,

New York, New York 10001

Attention: Michael Mathews

E-mail: michael.mathews@aspen.edu

or to such other address as any of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted from the date of transmission.

13.

Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

14.

Governing Law; Exclusive Jurisdiction and Venue.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of New York without regard to choice of law considerations. Any action brought by either Party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts of New York and venue located in New York County.  The Parties hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

15.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

16.

Assignment.  No Party hereto shall assign its rights or obligations under this Agreement without the prior written consent of the other Party.

17.

Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Page Attached]

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the above date.

EDUCATION SIGNIFICATIVA, LLC

By:	/s/ Oksana Malysheva
Oksana Malysheva, Manager

ASPEN GROUP, INC.

By:	/s/ Michael Mathews
Michael Mathews, Chief Executive Officer